CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283564 on Form S-6 of our report dated February 7, 2025, relating to the financial statement of FT 11990, comprising Dow(R) Target 10 Feb. '25 - Term 3/9/26 (The Dow(R) Target 10 Portfolio, February 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 7, 2025